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As filed with the Securities and Exchange Commission on September 2, 2016

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SHIRE PLC	SHIRE ACQUISITIONS INVESTMENTS
IRELAND DESIGNATED ACTIVITY COMPANY
(Exact Name of Registrant as Specified in Its Charter)	(Exact Name of Registrant as Specified in Its Charter)
Jersey (Channel Islands)	Ireland
(State or Other Jurisdiction of Incorporation or Organization)	(State or Other Jurisdiction of Incorporation or Organization)
98-0601486	98-1281384
(I.R.S. Employer Identification Number)	(I.R.S. Employer Identification Number)
5 Riverwalk, Citywest Business Campus, Dublin 24 Ireland +353 1 429 7700	5 Riverwalk, Citywest Business Campus, Dublin 24 Ireland +353 1 429 7700
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)	(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)
Attention: Jeffrey Poulton Shire Human Genetic Therapies, Inc. 300 Shire Way Lexington, MA 02421 (617) 349 0200	Attention: Jeffrey Poulton Shire Human Genetic Therapies, Inc. 300 Shire Way Lexington, MA 02421 (617) 349 0200
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)	(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

William R. Mordan General Counsel and Company Secretary Shire plc 5 Riverwalk, Citywest Business Campus, Dublin 24 Ireland +353 1 429 7700	John B. Meade Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 (212) 450-4000

           Approximate date of commencement of proposed sale to the public:    From time to time after this Registration Statement becomes effective.

           If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

           If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

           If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

           Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered(1)	Amount to Be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Debt Securities of Shire Acquisitions Investments Ireland DAC(2)	(3)	(3)	(3)	(3)

Guarantee by Shire plc of the Debt Securities of Shire Acquisitions Investments Ireland DAC	(4)	(4)	(4)	(4)

(1)
Additional securities may be added by automatically effective post-effective amendments pursuant to Rule 413.
(2)
Debt Securities to be offered hereunder will consist of one or more series of senior debt securities, as more fully described herein.
(3)
An indeterminate amount of securities to be offered at indeterminate prices is being registered pursuant to this registration statement. The Registrant is deferring payment of the registration fee pursuant to Rule 456(b) and is omitting this information in reliance on Rule 456(b) and Rule 457(r).
(4)
Pursuant to Rule 457(n), no separate registration fee for the Guarantee is payable.

PROSPECTUS

SHIRE ACQUISITIONS INVESTMENTS
IRELAND DAC

Debt Securities

Fully and unconditionally guaranteed by

SHIRE PLC

        This prospectus provides you with a general description of the debt securities we may offer. Shire Acquisitions Investments Ireland Designated Activity Company ("Shire Acquisitions Investments Ireland DAC" or "SAIIDAC") may offer debt securities from time to time through this prospectus in amounts, at prices and on terms that will be determined at the time the debt securities are offered. Shire plc will fully and unconditionally guarantee any debt securities that Shire Acquisitions Investments Ireland DAC issues.

        Specific terms of these debt securities and the related guarantee will be provided in one or more supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement, as well as the documents incorporated by reference in this prospectus and in any applicable prospectus supplement, carefully before you invest. We may sell these debt securities to or through underwriters, and also to other purchasers or through agents. The names of any underwriters or agents and any applicable commissions or discounts will be set forth in the accompanying prospectus supplement.

        Investing in our securities involves certain risks. See "Risk Factors" beginning on page 9 of this prospectus and beginning on page 86 of our quarterly report on Form 10-Q for the quarter ended June 30, 2016, each of which is incorporated by reference herein.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        This prospectus has not been approved by the Central Bank of Ireland as a prospectus for the purpose of Directive 2003/71/EC (as amended).

The date of this prospectus is September 2, 2016.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission ("SEC") utilizing a "shelf" registration process. Under this shelf process, we may sell any combination of the debt securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the debt securities we may offer. Each time we sell debt securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus.

        You should read and carefully consider the information in this prospectus, any prospectus supplement and any free writing prospectus together with the documents we have referred you to in "Where You Can Find More Information" below. Information incorporated by reference after the date of this prospectus is considered a part of this prospectus and may add, update or change information contained in this prospectus. Any information in such subsequent filings that is inconsistent with this prospectus will supersede the information in this prospectus or any earlier prospectus supplement.

        We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus and the applicable prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus or the applicable prospectus supplement constitute an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in or incorporated by reference in this prospectus or any prospectus supplement or in any such free writing prospectus is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since any such date.

        Neither we nor any of the underwriters is making an offer to sell or seeking offers to buy the registered securities in any Member State of the European Economic Area except to the extent permitted by Article 3(2) of Directive 2003/71/EC (as amended) and to the extent that Article 3(2) of Directive 2003/71/EC has been implemented in the relevant Member State.

        The terms "we," "us," "our," "Shire" and the "Company" refer to Shire plc and its subsidiaries, including Shire Acquisitions Investments Ireland DAC, except as otherwise indicated or unless the context otherwise requires. Shire Acquisitions Investments Ireland DAC, formerly registered as Shire Acquisitions Investments Ireland Limited ("SAIIL"), and any successor person is referred to as "SAIIDAC." SAIIDAC will be the issuer, and Shire plc will be the guarantor, in any offering of debt securities of SAIIDAC described in this prospectus.

JERSEY REGULATORY MATTERS

        The Jersey Financial Services Commission, or JFSC, has given, and has not withdrawn, its consent under Article 4 of the Control of Borrowing (Jersey) Order 1958 to the issue of our securities. The JFSC is protected by the Control of Borrowing (Jersey) Law 1947 against any liability arising from the discharge of its functions under that law.

        A copy of this document has been delivered to the Jersey Registrar of Companies in accordance with Article 5 of the Companies (General Provisions) (Jersey) Order 2002 and the Jersey Registrar of Companies has given, and has not withdrawn, his consent to its circulation.

        It must be distinctly understood that, in giving these consents, neither the Jersey Registrar of Companies nor the JFSC takes any responsibility for the financial soundness of Shire plc or for the correctness of any statements made, or opinions expressed, with regard to it. If you are in any doubt about the contents of this document, you should consult your stockbroker, bank manager, solicitor, accountant or other financial adviser.

        The price of securities and the income from them can go down as well as up. Nothing in this document or anything communicated to holders or potential holders of any of our securities by or on behalf of Shire plc is intended to constitute or should be construed as advice on the merits of the purchase of or subscription for any of our securities for the purposes of the Financial Services (Jersey) Law 1998.

        The directors of Shire plc have taken all reasonable care to ensure that the facts stated in this document are true and accurate in all material respects, and that there are no other facts the omission of which would make misleading any statement in this document, whether of facts or opinion. All of the directors of Shire plc accept responsibility accordingly.

FORWARD-LOOKING STATEMENTS

        This prospectus, including information incorporated by reference herein, contains "forward-looking" statements and information based on management's current expectations as of the date of this prospectus. Statements that are not historical facts, including statements about our beliefs, opinions or expectations and statements that assume or are dependent upon future events, are forward-looking statements. In some cases, you can identify these statements by forward-looking words such as "may," "might," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential" or "continue," the negative of these terms and other comparable terminology. Forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, assumptions and other factors that may cause actual results to be materially different from those reflected in such forward-looking statements. In the event such risks or uncertainties materialize, Shire's results could be materially adversely affected. The risks and uncertainties include, but are not limited to, the following:

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  Shire's products may not be a commercial success;

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  increased pricing pressures and limits on patient access as a result of governmental regulations and market developments may affect Shire's future revenues, financial condition and results of operations;

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  Shire conducts its own manufacturing operations for certain of its products and is reliant on third party contract manufacturers to manufacture other products and to provide goods and services. Some of Shire's products or ingredients are only available from a single approved source for manufacture. Any disruption to the supply chain for any of Shire's products may result in Shire being unable to continue marketing or developing a product or may result in Shire being unable to do so on a commercially viable basis for some period of time;

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  the manufacture of Shire's products is subject to extensive oversight by various regulatory agencies. Regulatory approvals or interventions associated with changes to manufacturing sites, ingredients or manufacturing processes could lead to significant delays, an increase in operating costs, lost product sales, an interruption of research activities or the delay of new product launches;

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  certain of Shire's therapies involve lengthy and complex processes, which may prevent Shire from timely responding to market forces and effectively managing its production capacity;

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  Shire has a portfolio of products in various stages of research and development. The successful development of these products is highly uncertain and requires significant expenditures and time, and there is no guarantee that these products will receive regulatory approval;

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  the actions of certain customers could affect Shire's ability to sell or market products profitably. Fluctuations in buying or distribution patterns by such customers can adversely affect Shire's revenues, financial condition or results of operations;

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  Shire's products and product candidates face substantial competition in the product markets in which it operates, including competition from generics;

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  adverse outcomes in legal matters, tax audits and other disputes, including Shire's ability to enforce and defend patents and other intellectual property rights required for its business, could have a material adverse effect on the combined company's revenues, financial condition or results of operations;

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  inability to successfully compete for highly qualified personnel from other companies and organizations;

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  failure to achieve the strategic objectives with respect to Shire's acquisition of NPS Pharmaceuticals Inc., Dyax or Baxalta may adversely affect Shire's financial condition and results of operations;

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  Shire's growth strategy depends in part upon its ability to expand its product portfolio through external collaborations, which, if unsuccessful, may adversely affect the development and sale of its products;

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  a slowdown of global economic growth, or economic instability of countries in which Shire does business, as well as changes in foreign currency exchange rates and interest rates, that adversely impact the availability and cost of credit and customer purchasing and payment patterns, including the collectability of customer accounts receivable;

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  failure of a marketed product to work effectively or if such a product is the cause of adverse side effects could result in damage to the Shire's reputation, the withdrawal of the product and legal action against Shire;

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  investigations or enforcement action by regulatory authorities or law enforcement agencies relating to Shire's activities in the highly regulated markets in which it operates may result in significant legal costs and the payment of substantial compensation or fines;

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  Shire is dependent on information technology and its systems and infrastructure face certain risks, including from service disruptions, the loss of sensitive or confidential information, cyber-attacks and other security breaches or data leakages that could have a material adverse effect on Shire's revenues, financial condition or results of operations;

  •
  Shire incurred substantial additional indebtedness to finance the Baxalta acquisition, which may decrease its business flexibility and increase borrowing costs;

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  difficulties in integrating Dyax or Baxalta into Shire may lead to the combined company not being able to realize the expected operating efficiencies, cost savings, revenue enhancements, synergies or other benefits at the time anticipated or at all; and

  •
  other risks and uncertainties detailed from time to time in Shire's filings with the SEC.

        The preparation of our consolidated financial statements also requires management to make certain estimates and assumptions, including estimates and assumptions about future events. These estimates or assumptions may prove to be incorrect. All forward-looking statements contained in this prospectus are qualified by these cautionary statements and are made only as of the date of this prospectus. We do not undertake any obligation to update or revise these forward-looking statements to conform such statements to actual results or changes in our expectations.

        For more information regarding these risks and uncertainties as well as certain additional risks that we face, investors should review the risks described in this prospectus and in the applicable prospectus supplement and those incorporated by reference into this prospectus and into the applicable prospectus supplement, including those risks discussed under the caption entitled "Risk Factors" in our most recent Quarterly Report on Form 10-Q and any updates in subsequent reports on Form 10-K, Form 10-Q, or Form 8-K filed from time to time with the SEC.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, and other information with the SEC. You may read and copy any document that we file at the public reference room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at http://www.sec.gov, from which interested persons can electronically access our SEC filings, including the registration statement and the exhibits and schedules thereto.

        We have filed with the SEC a registration statement on Form S-3 relating to the debt securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all of the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of ours, please be aware that the reference is only a summary and that you should refer to the exhibits that are a part of the registration statement or incorporated by reference for a copy of the contract or other document. You may review a copy of the registration statement at the SEC's public reference room in Washington, D.C., as well as through the SEC's website.

 INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents we file pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on or after the date of this prospectus and prior to the termination of any offering under this prospectus and any prospectus supplement (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules, including such documents or information furnished pursuant to Item 2.02 or Item 7.01 of a Current Report on Form 8-K and any exhibits relating to Item 2.02 or Item 7.01 furnished under Item 9.01 of a Current Report on Form 8-K, unless and except to the extent specified in any such Current Report on Form 8-K):

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  our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the SEC on February 23, 2016, as updated by our Current Report on Form 8-K (updating Item 15 only), filed with the SEC on September 2, 2016;

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  our Current Report on Form 8-K/A, filed with the SEC on March 17, 2016, containing certain information relating to the acquisition of Dyax Corp., including financial statements for the fiscal year ended December 31, 2015;

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  our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2016, filed with the SEC on May 4, 2016, as updated by our Current Report on Form 8-K (updating Item 1 only), filed with the SEC on September 2, 2016;

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  our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2016, filed with the SEC on August 5, 2016, as updated by our Current Report on Form 8-K (updating Item 1 only), filed with the SEC on September 2, 2016; and

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  our Current Reports on Form 8-K, filed with the SEC on January 4, 2016, January 11, 2016 (except Item 7.01 and Exhibit 99.1), January 22, 2016 (except Item 7.01 and Exhibit 99.1), as amended on March 17, 2016, January 28, 2016 (except Item 7.01 and Exhibit 99.1), February 1, 2016, February 3, 2016, February 10, 2016, February 12, 2016, February 17, 2016, February 23, 2016, March 1, 2016, March 3, 2016 (two reports), March 11, 2016, March 14, 2016, March 16, 2016, March 31, 2016 (two reports), April 6, 2016, April 11, 2016, April 15, 2016, April 19, 2016 (except Item 7.01 and Exhibit 99.1), April 27, 2016, April 29, 2016 (two reports, except Item 2.02 and Exhibit 99.1 in the first filing), May 3, 2016, May 6, 2016, May 23, 2016, May 27, 2016, June 1, 2016 (two reports), June 3, 2016 (except Item 7.01 and Exhibit 99.1), June 6, 2016, June 7, 2016, June 10, 2016, June 14, 2016, June 15, 2016, June 30, 2016, July 1, 2016, July 11, 2016, July 12, 2016, July 20, 2016, August 1, 2016, August 3, 2016, August 8, 2016, August 11, 2016, August 22, 2016, August 31, 2016, September 1, 2016 and September 2, 2016 (two reports).

        You may request a copy of these filings at no cost, by writing or telephoning Shire plc, Attention: Corporate Secretary, 5 Riverwalk, Citywest Business Campus, Dublin 24, Ireland, telephone: +353 1 429 7700.

        In addition, in April 2015, the FASB issued a new standard that requires debt issuance costs related to a recognized debt liability to be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts. In August 2015, the FASB issued additional guidance which clarified that debt issuance costs related to line-of-credit arrangements can be presented in the balance sheet as an asset and amortized over the term of the line-of-credit arrangement. The recognition and measurement guidance for debt issuance costs were not affected by these amendments.

        Shire adopted this guidance with retroactive application from January 1, 2016 in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2016 filed with the SEC on May 4, 2016, as updated by the Current Report on Form 8-K (updating Item 1 only), filed with the SEC on September 2, 2016, incorporated by reference in this prospectus. However, as the retroactive application of the standard to Shire's annual consolidated financial statements appearing in Form 10-K for the year ended December 31, 2015, as updated by the Current Report on Form 8-K (updating Item 15 only), filed with the SEC on September 2, 2016, also incorporated by reference in this prospectus, was not considered material, Shire has not adjusted those annual consolidated financial statements to reflect the retroactive application of this standard. Had Shire retroactively adjusted those consolidated financial statements, debt issuance costs of approximately $5.4 million for the year ended December 31, 2014, previously classified within Prepaid expenses and other current assets, would have been netted against Short-term borrowings in the Consolidated Balance Sheet. The retroactive application of the new standard had no impact for the year ended December 31, 2015 as the debt issuance costs as of December 31, 2015 related to unutilized debt facilities and line-of-credit arrangements which continue to be classified as an asset under the new standard.

SUMMARY

        This summary highlights information contained elsewhere in this prospectus and may not contain all of the information that may be important to you. You should read this entire prospectus and the accompanying prospectus supplement carefully, including our consolidated financial statements and the related notes thereto and the other information incorporated by reference herein for more information on Shire and SAIIDAC and recent transactions involving Shire and SAIIDAC before making an investment decision.

Shire plc

        Shire is the leading global biotechnology company focused on serving people with rare diseases and other highly specialized conditions. Shire has grown both organically and through acquisition, completing a series of major transactions that have brought therapeutic, geographic and pipeline growth and diversification. Shire will continue to conduct its own research and development ("R&D"), focused primarily on rare diseases, as well as evaluate companies, products and pipeline opportunities that offer a strategic fit and have the potential to deliver value to all of Shire's stakeholders: patients, physicians, policy makers, payers, investors and employees.

        Shire has commercial units that focus exclusively on the commercial execution of its marketed products (the "In-Line" group) across core therapeutic areas including Hematology, Immunology, Neuroscience, Opthalmics, Lysosomal Storage Disorders, Gastrointestinal/Internal Medicine/Endocrine and Hereditary Angioedema; and a growing franchise in Oncology. This structure allows Shire to provide innovative treatments and service the needs of its customers and patients as efficiently as possible.

        Shire has a single R&D organization (the "Pipeline" group), and early stage research is focused primarily on rare diseases. This single structure is designed to ensure Shire explores and develops opportunities built upon its core capabilities, priority commercial units and therapeutic areas, and also seeks to explore related and emerging areas.

        Our growth has been fuelled by original research, strategic acquisitions and innovative license agreements focusing on optimizing In-line assets through efficient commercial operations, advancing products in the late-stage pipeline and launching new products. Shire's global corporate development team searches for new technologies, innovative products and strategic partnerships. The team engages in conversations with scientists and entrepreneurs on a global basis, while collaborating with commercial and R&D experts throughout Shire.

        For further discussion of the material elements of our business, please refer to our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the SEC on February 23, 2016, as updated by the Current Report on Form 8-K (updating Item 15 only), filed with the SEC on September 2, 2016, our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2016, filed with the SEC on August 5, 2016, as updated by the Current Report on Form 8-K (updating Item 1 only), filed with the SEC on September 2, 2016, our Current Reports on Form 8-K filed with the SEC on September 2, 2016, and any subsequent reports we file with the SEC, which are incorporated by reference in this prospectus.

        Our principal executive offices are located at 5 Riverwalk, Citywest Business Campus, Dublin 24, Ireland. Our telephone number is +353 1 429 7700.

Shire Acquisitions Investments Ireland DAC

        SAIIDAC, formerly SAIIL, is a wholly owned subsidiary of Shire plc and was incorporated as a private limited liability company on December 21, 2015 under the laws of Ireland and re-registered as a designated activity company on July 11, 2016. SAIIDAC serves as a financing company for Shire plc and its subsidiaries.

Shire Guarantee of Debt Securities

        Shire plc will fully and unconditionally guarantee any debt securities that SAIIDAC issues. SAIIDAC does not present separate financial statements in this prospectus because it is 100% owned by Shire plc and Shire plc fully and unconditionally guarantees the debt securities issued by SAIIDAC as to payment of principal, premium, if any, interest and any other amounts due. Shire plc presents certain condensed consolidating financial information for SAIIDAC in its financial statements. Unless a supplement to this prospectus provides otherwise, no other subsidiary of Shire will guarantee such debt securities.

        Subject to certain legal restrictions on payment of dividends, among other things, and potential negative tax consequences, we are not aware of any significant restrictions on the ability of Shire plc to obtain funds from SAIIDAC or its other subsidiaries by dividend or loan, or any legal or economic restrictions on the ability of SAIIDAC or Shire plc's other subsidiaries to transfer funds to Shire plc in the form of cash dividends, loans or advances. We cannot assure you that in the future such restrictions will not be adopted.

 RISK FACTORS

        Investing in our debt securities and related guarantee involves risks. Before deciding to purchase any of our debt securities and related guarantee, you should carefully consider the discussion of risks and uncertainties under the heading "Risk Factors" in our most recent Quarterly Report on Form 10-Q, as well as the other risks and uncertainties described in any other documents incorporated by reference in this prospectus or in any applicable prospectus supplement or free writing prospectus. See the section entitled "Where You Can Find More Information" in this prospectus.

        The prospectus supplement applicable to each sale of debt securities and related guarantee we offer pursuant to this prospectus may contain a discussion of additional risks applicable to an investment in us and the debt securities we are offering under that prospectus supplement. Our business, financial condition, liquidity, results of operations or prospects could be materially adversely affected by any of these risks and could result in a partial or complete loss of your investment.

ENFORCEMENT OF CERTAIN CIVIL LIABILITIES

        SAIIDAC is a designated activity company incorporated under the laws of Ireland and Shire plc is a public limited liability company incorporated under the laws of Jersey. Certain of the directors and authorized officers of SAIIDAC or Shire plc may reside outside the United States, and certain of SAIIDAC's, Shire plc's or such persons' assets are or may be located outside the United States. As a result, it may not be possible for investors to effect service of process, including judgments, upon SAIIDAC, Shire plc or such persons, outside of Ireland or Jersey, as applicable, or within the United States. It may also be difficult for investors to enforce against SAIIDAC or Shire judgments obtained in courts other than Irish or Jersey courts, as applicable.

        The United States and Jersey currently do not have a treaty providing for the reciprocal recognition and enforcement of judgments (as opposed to arbitration awards) in civil and commercial matters. Consequently, a final judgment for payment rendered by any Federal or state court in the United States based on civil liability, whether or not predicated solely upon U.S. Federal securities laws, would not automatically be recognized or enforceable in Jersey. In order to enforce any such U.S. judgment in Jersey, proceedings must first be initiated before a court of competent jurisdiction in Jersey. In such an action, a Jersey court would not generally reinvestigate the merits of the original matter decided by the U.S. court (subject to the qualifications below) and it would usually be possible to obtain summary judgment on such a claim (assuming that there is no valid defense to it).

        Recognition and enforcement of a U.S. judgment by a Jersey court in such an action is conditional upon (among other things):

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  the U.S. court having had jurisdiction over the original proceedings according to Jersey conflicts of laws principles;

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  the U.S. judgment being final and conclusive on the merits in the sense of being final and unalterable in the court which pronounced it and being for a definite sum of money (although there are circumstances where non-monetary judgments can also be enforced);

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  the U.S. judgment not contravening Jersey public policy;

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  the U.S. judgment not being for a sum payable in respect of taxes, or other charges of a like nature, or in respect of a penalty or fine;

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  the U.S. judgment not having been arrived at by doubling, trebling or otherwise multiplying a sum assessed as compensation for the loss or damages sustained and not being otherwise in breach of Section 5 of the United Kingdom Protection of Trading Interests Act 1980 (as extended to Jersey by the Protection of Trading Interests Act 1980 (Jersey) Order 1983);

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  the U.S. judgment not having been obtained by fraud or in breach of Jersey principles of natural justice; and

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  there not having been a prior inconsistent decision of a Jersey court in respect of the same matter.

        Subject to the foregoing, investors may be able to enforce in Jersey judgments in civil and commercial matters that have been obtained from U.S. Federal or state courts. However, there is no assurance that those judgments will be recognized or enforceable in Jersey. In addition, it is questionable whether a Jersey court would accept jurisdiction and impose civil liability if the original action was commenced in Jersey, instead of the United States, and predicated solely upon U.S. Federal securities laws.

        There is no enforcement treaty between Ireland and the United States providing for the reciprocal enforcement of foreign judgments. Consequently, a judgment of any Federal or state court in the United States would not be automatically enforceable in Ireland. In order to obtain a judgment that can be enforced in Ireland against SAIIDAC, the dispute must be re-litigated before a competent Irish court, which will have discretion to attach such weight to the judgment of any court in the United States as it deems appropriate. The Irish courts can be expected to give conclusive effect to a judgment of a court in the United States for a definite sum which is final and conclusive without re-examination or re-litigation of the substantive matters adjudicated upon if:

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  the court involved accepted jurisdiction on the basis of an internationally recognized ground to accept jurisdiction;

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  the proceedings before such court complied with principles of proper procedure;

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  such judgment was not contrary to the public policy of Ireland; and

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  such judgment was not incompatible with a judgment given between the same parties by an Irish court, or with a prior judgment given between the same parties by a foreign court in a dispute concerning the same subject matter and based on the same cause of action, provided such prior judgment is recognizable in Ireland.

        In addition, an Irish court might not accept jurisdiction and impose civil liability in an action commenced in Ireland and predicated solely upon United States federal securities laws. Furthermore, awards of punitive damages in actions brought in the United States or elsewhere may be unenforceable in jurisdictions outside the United States.

USE OF PROCEEDS

        Unless otherwise stated in the prospectus supplement accompanying this prospectus or any applicable free writing prospectus, the net proceeds from the sale of the debt securities will be used for general corporate purposes, including working capital, acquisitions, refinancing of debt and other business opportunities.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratio of earnings to fixed charges for the periods indicated. Earnings were calculated by adding (1) income from continuing operations before income taxes and equity in (losses)/earnings of equity method investees, (2) interest expense (including amortization of any debt fees and any debt discount) on debt, and (3) the interest component of rental expense. The estimate of interest within rental expense is estimated to be one-third of rental expense, which is determined to be a reasonable approximation of the interest factor.

	Years Ended December 31,
Six Months Ended June 30, 2016(1)	2015	2014	2013	2012	2011
4.6x	26.1x	80.8x	33.1x	20.2x	22.6x

(1)
On January 22, 2016, our acquisition of Dyax Corp. was completed. On June 3, 2016, our combination with Baxalta Incorporated was completed. Each of these transactions was accounted for under the acquisition method of accounting under U.S. GAAP, and their respective results of operations are included in our results from each respective transaction date.

 SECURITIES THAT MAY BE OFFERED

        This section describes the general terms and provisions of the debt securities to which this prospectus and any prospectus supplement relates.

        SAIIDAC may offer and sell the debt securities in one or more series.

        SAIIDAC will determine when it offers such debt securities, the amounts of debt securities and related guarantees it will sell and the prices and other terms on which it will sell them.

        The debt securities will be issued by SAIIDAC and will be fully and unconditionally guaranteed by Shire plc.

ADDITIONAL INFORMATION

        We will describe in a prospectus supplement, which we will deliver with this prospectus, the terms of particular debt securities that we may offer in the future. Each prospectus supplement will include the following information:

  •
  the type and amount of debt securities that we propose to sell;

  •
  the initial public offering price of the debt securities;

  •
  the names of the underwriters or agents, if any, through or to which we will sell the debt securities;

  •
  the compensation, if any, of those underwriters or agents;

  •
  information about securities exchanges or automated quotation systems on which the debt securities will be listed or traded;

  •
  any material tax considerations that apply to the debt securities; and

  •
  any other material information about the offering and sale of the debt securities.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEE

General

        The following description of the terms of the debt securities sets forth the material terms and provisions of the debt securities and related guarantee to which any prospectus supplement may relate. The particular terms of the debt securities and related guarantee offered by any prospectus supplement and the extent, if any, to which such general provisions may apply to the debt securities and related guarantee so offered will be described in the prospectus supplement relating to such debt securities.

        The debt securities will be issued in one or more series under an indenture (as amended and supplemented from time to time, the "indenture") to be entered into among SAIIDAC, as issuer, Shire plc, as guarantor, and Deutsche Bank Trust Company Americas, as trustee (the "trustee"). The indenture is subject to any amendments or supplements we may enter into from time to time as permitted under the indenture. Shire will file any amendments or supplements to the indenture as exhibits to a Current Report on Form 8-K or a post-effective amendment to the registration statement of which this prospectus is a part. The statements herein relating to the debt securities, the related guarantee and the indenture are summaries and are subject to the detailed provisions of the indenture. The descriptions below do not restate the indenture and do not contain all the information you may find useful. We urge you to read the indenture because it, and not the summary below, defines your rights as a holder of our debt securities. If you would like to read the indenture, it is on file with the SEC, as described under "Where You Can Find More Information." Whenever we refer to particular sections or defined terms in an indenture, those sections and definitions are incorporated by reference. The indenture is subject to and governed by the Trust Indenture Act of 1939 (the "Trust Indenture Act").

        As used in this description of the debt securities and guarantee, "we," "our," "us" and "SAIIDAC" refer to Shire Acquisitions Investments Ireland DAC, except as otherwise indicated or unless the context otherwise requires. "Shire" refers to Shire plc, the guarantor of the debt securities, and not to any of its subsidiaries, except as otherwise indicated or unless the context otherwise requires.

        We will describe in the applicable prospectus supplement the terms of the series of debt securities that we may offer, and the supplemental indenture relating to such series of debt securities. These terms will include the following:

  •
  the designation and the aggregate principal amount of the debt securities of the series;

  •
  any limit upon the aggregate principal amount of the debt securities of the series which may be issued;

  •
  the date or dates on which the principal and premium, if any, of the debt securities of the series is payable;

  •
  the terms of the guarantee;

  •
  the rate or rates, or the method of determination thereof, at which the debt securities of the series shall bear interest, the date or dates from which such interest shall accrue, the interest payment dates on which such interest shall be payable and the record dates for the determination of holders to whom interest is payable;

  •
  the currency of the debt securities of the series and the currency in which payments on the debt securities of the series are payable;

  •
  the price or prices at which, the period or periods within which and the terms and conditions upon which debt securities of the series may be redeemed, in whole or in part, at our option, pursuant to any sinking fund or otherwise;

  •
  our obligation, if any, to redeem, purchase or repay debt securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder thereof and the price at which or process by which and the period or periods within which and the terms and conditions upon which debt securities of the series would be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

  •
  the amounts we would be required to pay if the maturity of the debt securities of a series is accelerated, if it is less than the principal amount;

  •
  the denominations in which debt securities of the series shall be issuable;

  •
  whether and under what circumstances additional amounts will be paid in respect of any tax, assessment or governmental charge withheld or deducted;

  •
  any events of default, if different from the existing events of default described in this prospectus, and whether such additional or modified events of default are subject to covenant defeasance;

  •
  the trustee, if different from the existing trustee under the indenture;

  •
  any addition to, or modification of, any covenants with respect to the debt securities of any series, and whether any such additional or modified covenant is subject to covenant defeasance;

  •
  any material United States federal income tax consequences; and

  •
  any other terms of the series, which terms shall not be inconsistent with the provisions of the indenture.

        Unless otherwise specified in the prospectus supplement, we will compute interest payments on the basis of a 360-day year consisting of twelve 30-day months.

        Unless otherwise specified in the applicable prospectus supplement, each series of the debt securities will be issued in the form of one or more fully registered debt securities registered in the name of the nominee of The Depository Trust Company ("DTC") and in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. See "Forms of Securities" below.

        The indenture does not limit the aggregate amount of debt securities that we may issue. We may issue debt securities under the indenture up to the aggregate principal amount authorized by our board of directors from time to time. The indenture will not limit our ability, or the ability of Shire's existing or future subsidiaries, to incur senior unsecured or subordinated debt, or our ability, or that of Shire or any of its existing or future subsidiaries, to incur other liabilities, and we and Shire will be permitted to incur a significant amount of secured indebtedness.

        We may, from time to time, without the consent of the holders of debt securities of a particular series, issue additional debt securities of such series having the same ranking and the same interest rate, maturity and other terms as the debt securities of such series, except for the public offering price, the issue date and, if applicable, the initial interest payment date and initial interest accrual date. Any such additional debt securities, together with the debt securities of such series initially offered by this prospectus and the applicable prospectus supplement, will constitute a single series of debt securities under the indenture; provided that if the additional debt securities are not fungible for U.S. federal income tax purposes with the debt securities of such series initially offered by this prospectus and the applicable prospectus supplement, the additional debt securities will be issued with a separate CUSIP number. No such additional debt securities may be issued if an event of default has occurred and is continuing with respect to the series of debt securities of which such additional debt securities would be a part. Unless the context otherwise requires, for all purposes of the applicable indenture and this description of the debt securities and guarantee, references to the debt securities of a series include any additional debt securities of such series actually issued.

        The trustee will initially be the registrar and paying agent for the debt securities. We will maintain an office or agency in the Borough of Manhattan, the City of New York where the debt securities may be presented for payment and for registration of transfer and exchange, and where notices and demands to or upon us in respect of the debt securities may be delivered. We have designated the principal office of the trustee in the Borough of Manhattan, the City of New York located at 60 Wall Street—16th Floor, MSNYC60-1630, New York, New York 10005 for such purposes.

Shire Guarantee

        Shire will fully and unconditionally guarantee on a direct, unsecured basis the due and punctual payment of the principal of and any premium and interest on the debt securities issued by us and all other amounts under the indenture in respect of the debt securities when and as such principal, premium, if any, interest and other amounts, if any, become due and payable, whether at maturity or otherwise. The guarantee will provide that in the event of a default in payment of principal of or any premium or interest on a debt security issued by us, the holder of the debt security may institute legal proceedings directly against Shire to enforce the guarantee without first proceeding against us.

Ranking

        As used in this description of the ranking, "we," "our," "us" and "SAIIDAC" refer to Shire Acquisitions Investments Ireland DAC, except as otherwise indicated or unless the context otherwise requires. "Shire" refers to Shire plc, the guarantor of the debt securities, and not to any of its subsidiaries, except as otherwise indicated or unless the context otherwise requires.

        Unless otherwise specified in the applicable prospectus supplement, each series of debt securities will be our direct, unsecured obligation, and will rank equally in right of payment with all of our existing and future unsecured and unsubordinated obligations, and senior in right of payment to all of our future obligations that are expressly subordinated to such series of debt securities. The guarantee will be Shire's direct, unsecured obligation and will rank equally in right of payment with all of Shire's other existing and future unsecured and unsubordinated obligations, and senior in right of payment to all of Shire's future obligations that are expressly subordinated to such guarantee.

        Shire is a holding company and conducts substantially all of its operations through subsidiaries. We serve as a financing company for Shire and its subsidiaries. We have no subsidiaries and will rely on payments from Shire and its other subsidiaries in order to make payments on the debt securities. Therefore, the debt securities and the Shire guarantee will be effectively subordinated to the liabilities of Shire's subsidiaries (except for liabilities of us, as issuer). Shire's right to receive any assets of such subsidiaries upon their liquidation or reorganization, and therefore the right of the holders of the debt securities to participate in those assets through the guarantee, will be effectively subordinated to the claims of each such subsidiary's creditors. Unless otherwise described in the applicable prospectus supplement, the debt securities and guarantee will also be effectively subordinated to Shire's and our secured obligations to the extent of the value of the collateral securing such other obligations.

        Subject to certain legal restrictions on payment of dividends, among other things, and potential negative tax consequences, we are not aware of any significant restrictions on the ability of Shire to obtain funds from us or its other subsidiaries by dividend or loan, or any legal or economic restrictions on our ability or the ability of Shire's other subsidiaries to transfer funds to Shire in the form of cash dividends, loans or advances. We cannot assure you that in the future such restrictions will not be adopted.

        The debt securities will not be obligations of or guaranteed by any of Shire's subsidiaries (other than us, as issuer).

Certain Covenants

        Set forth below are summaries of certain covenants in the indenture that apply to us and Shire, unless otherwise provided in any prospectus supplement. However, the indenture does not significantly limit our or Shire's operations. In particular, the indenture does not:

  •
  limit the amount of dividends that we or Shire can pay;

  •
  limit the amount of debt securities that we or Shire can issue from time to time (other than the issuance of certain secured debt);

  •
  limit the number of series of debt securities that we or Shire can issue from time to time; or

  •
  limit or otherwise restrict the total amount of debt that Shire or its subsidiaries may incur or the amount of other securities that we may issue (other than the issuance of certain secured debt).

Reports

        Each of SAIIDAC and Shire will be required to file with the trustee, within 15 days after each of SAIIDAC and Shire is required to file the same with the SEC, copies of the Annual Reports and the information, documents and other reports that each of SAIIDAC and Shire is required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act or pursuant to Section 314 of the Trust Indenture Act. Annual Reports, information, documents and reports that are filed by SAIIDAC or Shire with the SEC via the EDGAR system or any successor electronic delivery procedure will be deemed to be filed with the trustee at the time such documents are filed via the EDGAR system or such successor procedure. Delivery of such reports, information and documents to the trustee is for informational purposes only, and the trustee's receipt of such will not constitute constructive notice of any information contained therein or determinable from information contained therein, including our compliance with any of our covenants hereunder.

Consolidation, Merger and Sale of Assets

        Each of SAIIDAC and Shire has agreed in the indenture that it will not (i) merge or consolidate with any other person, or (ii) sell, convey, transfer or otherwise dispose of all or substantially all of the assets of it and its subsidiaries, taken as a whole, to any person (other than a subsidiary of Shire), in each case unless:

  •
  either (a) it is the continuing person or (b) if it is not the continuing person, then the successor person formed by such consolidation or into which it is merged or the person to which substantially all of its assets are so transferred or otherwise disposed (such continuing person or successor person, the "successor company") shall be a designated activity company, corporation or limited liability company organized and existing under the laws of Ireland, Jersey or any other jurisdiction in the Channel Islands, the United Kingdom, the United States of America or any state thereof or the District of Columbia, Bermuda, the Cayman Islands, or any jurisdiction that is a member country of the Organization for Economic Co-operation and Development as of the date of the indenture and the successor company expressly assumes all of its obligations under the indenture and the debt securities;

  •
  immediately after giving pro forma effect to such merger or consolidation, or such sale, conveyance, transfer or other disposition, no default or event of default has occurred and is continuing under the indenture; and

  •
  it has delivered to the trustee an officer's certificate and an opinion of counsel, each stating that such merger, consolidation, sale, conveyance, transfer or other disposition and supplemental indenture (if any) comply with the indenture.

        In the event of any such merger, consolidation, sale, conveyance (other than by way of lease), transfer or other disposition, and upon any such assumption by the successor company, such successor company shall succeed to and be substituted for SAIIDAC or Shire, as applicable, with the same effect as if it had been named in the indenture as SAIIDAC or Shire, as applicable, and SAIIDAC or Shire, as applicable, shall be relieved of any further obligations under the indenture and under the debt securities and the predecessor company may be dissolved, wound up or liquidated at any time thereafter.

Events of Default

        Unless otherwise provided in any related prospectus supplement, any of the following events will constitute an event of default under the indenture with respect to any series of debt securities:

  •
  default in the payment of any installment of interest on such series of debt securities when due and payable, and the continuance of such default for 30 days;

  •
  default in the payment of the principal of, or premium, if any, on such series of debt securities when due and payable (whether at maturity or upon acceleration, redemption, required repurchase, by declaration, repayment or otherwise);

  •
  failure by us or Shire to observe or perform any other covenant or agreement in the indenture in respect of the debt securities of such series, which failure continues for 90 days after written notice to us or Shire, as applicable, requiring us or Shire, as applicable, to remedy the same, from the trustee or holders of at least 25% of the outstanding principal amount of such series of debt securities as provided in the indenture;

  •
  Shire's guarantee with respect to the debt securities of such series is held in any judicial proceeding to be unenforceable or invalid or, except as permitted by the indenture, ceases for any reason to be in full force and effect, or Shire denies or disaffirms its obligations under its guarantee with respect to the debt securities of such series;

  •
  specified events relating to our or Shire's bankruptcy, insolvency, reorganization or receivership; and

  •
  any other events of default set forth in the related prospectus supplement.

Remedies

        If an event of default arising from specified events of our or Shire's bankruptcy, insolvency, reorganization or receivership occurs, the principal amount of all outstanding debt securities and accrued and unpaid interest thereon, if any, will become and be immediately due and payable, without further action or notice on the part of the holders of the debt securities or the trustee. If any other event of default with respect to a series of debt securities occurs, the trustee or the holders of not less than 25% in principal amount of outstanding debt securities of such series may declare the principal amount of the debt securities of such series to be due and payable immediately, by a notice in writing to us, and to the trustee if given by holders. Upon that declaration, the principal amount of such series of debt securities and accrued and unpaid interest thereon, if any, will become immediately due and payable. However, at any time after a declaration has been made or such series of debt securities have otherwise become due and payable, but before a judgment or decree for payment of the money due has been obtained, the holders of a majority in principal amount of outstanding debt securities of such series may, subject to conditions specified in the indenture, rescind and annul that declaration or acceleration and its consequences.

        Subject to the provisions of the indenture relating to the duties of the trustee, if an event of default then exists, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at your request, order or direction, unless you have offered to the trustee reasonable security or indemnity against any loss, liability or expense. Subject to the provisions for the security or indemnification of the trustee and otherwise in accordance with the conditions specified in the indenture, the holders of a majority in principal amount of outstanding debt securities of any series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee in connection with the debt securities of such series. The trustee, however, may refuse to follow any direction that conflicts with law or the applicable indenture or that the trustee determines is unduly prejudicial to the rights of any other holder of debt securities of the applicable series or that would involve the trustee in personal liability.

Notice of Default

        The trustee will, within 90 days after being notified in writing of a default with respect to a series of debt securities, mail to the holders of such debt securities notice of such default relating to such series of debt securities, unless such default has been cured or waived. However, the Trust Indenture Act and the indenture currently permit the trustee to withhold notices of defaults (except for certain payment defaults) if the trustee in good faith determines the withholding of such notices to be in the interests of the holders.

        We will furnish the trustee, within 120 days after the end of each fiscal year, with an annual statement as to our and Shire's compliance with the conditions and covenants in the indenture.

Legal Proceedings and Enforcement of Right of Payment

        You will not have any right to institute any proceeding under or with respect to the indenture or for any remedy under the indenture, unless you have previously given to the trustee written notice of a continuing event of default with respect to the debt securities. In addition, the holders of at least 25% in principal amount of the outstanding debt securities of a series must have made written request, and offered reasonable security or indemnity against any loss, liability or expense, to the trustee to institute that proceeding as trustee, and, within 60 days following the receipt of that notice and the offer of reasonable security or indemnity, the trustee must not have received from the holders of a majority in principal amount of the outstanding debt securities of such series a direction inconsistent with that request, and must have failed to institute the proceeding. However, you will have an absolute right to receive payment of the principal of, premium, if any, and interest on that debt security at the place, time, rates and in the currency expressed in the indenture and such debt security and to institute a suit for the enforcement of that payment.

Modification of Indenture

        We and Shire (each, as applicable, "we," "our" or "us" for the purposes of this section only), together with the trustee, may modify and amend the indenture and the terms of one or more series of debt securities and the guarantee thereof with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of all such series affected by such modification or amendment, voting as a single class. However, the consent of each holder affected is required for any amendment:

  •
  to change the stated maturity of principal of, or any installment of principal of or interest on, any debt security;

  •
  to reduce the rate of or extend the time for payment of interest, if any, on any debt security or to alter the manner of calculation of interest payable on any debt security;

  •
  to reduce the principal amount or premium, if any, on any debt security;

  •
  to reduce the amount payable upon the redemption of any debt security or change the time of any mandatory redemption or, in respect of an optional redemption, the times at which any debt security may be redeemed or, once notice of redemption has been given, the time at which it must thereupon be redeemed;

  •
  to make the principal of, premium, if any, or interest on any debt security payable in a different currency;

  •
  to reduce the percentage in principal amount of any series of debt securities, the holders of which are required to consent to any supplemental indenture or to any waiver of any past default or event of default;

  •
  to change any place of payment where the debt securities or interest thereon is payable;

  •
  to modify the interest rate reset provision of any debt security;

  •
  to impair the right of any holder of the debt securities to (i) receive payment of the principal of, or premium, if any, or interest on any debt securities on or after the respective due dates for such principal or interest, or (ii) institute suit for the enforcement of any such payment;

  •
  to reduce the amount of the principal of an original issue discount security that would be due and payable upon an acceleration of the maturity thereof, or adversely affect the right of repayment, if any, at the option of the holder, or to extend the time for, or reduce the amount of, any payment to any sinking fund or analogous obligation relating to any debt security; or

  •
  to modify provisions of the indenture relating to waiver of defaults or amendment of the indenture, except to increase the percentage in principal amount of debt securities whose holders must consent to an amendment or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding debt security affected by the modification or waiver.

        Notwithstanding the foregoing, holders of the debt securities of any series shall vote as a separate class with respect to modifications or amendments that affect only the debt securities of such series, and the holders of other series of debt securities shall not have any voting rights with respect to such matters as they relate to the debt securities of such series.

        In addition, we, Shire and the trustee may enter into supplemental indentures without the consent of the holders of the debt securities of any series for one or more of the following purposes:

  •
  to evidence that another designated activity company, corporation or limited liability company has become our or Shire's successor under the provisions of the indenture relating to mergers, consolidations, sales, conveyances, transfers or other dispositions of assets described under "Certain Covenants—Consolidation, Merger and Sale of Assets" above, and that the successor assumes our or Shire's covenants, agreements and obligations in the indenture and in the debt securities;

  •
  to add to our or Shire's covenants further covenants, restrictions, conditions or provisions for the protection of the holders of all or any series of the debt securities as our board of directors shall consider to be for the protection of the holders of such debt securities, and to make a default in any of these additional covenants, restrictions, conditions or provisions a default or an event of default under the indenture;

  •
  to establish the forms or terms of debt securities of any series and any guarantee thereof;

  •
  to cure any ambiguity, to correct or supplement any provision or provisions that may be defective or inconsistent with any other provision or to create such other provisions in regard to matters or questions arising under the indenture or any supplemental indenture thereto that do not, or otherwise amend or supplement the indenture or any supplemental indenture thereto in a manner that does not, adversely affect the interests of the holders of such series of debt securities in any material respect;

  •
  to modify or amend the indenture to permit the qualification of the indenture or any supplemental indenture under the Trust Indenture Act as then in effect;

  •
  to conform the text of the indenture, any supplemental indenture, or the terms of any series of debt securities to this "Description of Debt Securities and Guarantee" or the "Description of the Notes and Guarantee" in any related prospectus supplement;

  •
  to provide for the issuance of additional debt securities of any series;

  •
  to provide for the exchange of any debt securities of one or more series in global form represented by one or more global certificates for debt securities of the same series issued under the indenture in definitive certificated form in the circumstances permitted by the terms of the indenture and such debt securities, and to make all appropriate changes to the indenture for such purpose;

  •
  to add to, change or eliminate any of the provisions of the indenture in respect of one or more series of debt securities; provided that any such addition, change or elimination (i) shall not apply to, or modify the rights of any holder of, any debt security of any series created prior to the execution of such supplemental indenture or (ii) shall become effective only when no debt securities of any series created prior to the execution of such supplemental indenture are outstanding;

  •
  to add guarantees with respect to any series of debt securities or to secure any series of debt securities; and

  •
  to evidence and provide for the acceptance of appointment by a successor or separate trustee with respect to the debt securities.

Defeasance of Indenture

        We have the right to (i) terminate all of our and Shire's obligations with respect to a series of debt securities under the covenants described above under "—Certain Covenants" and under such other covenants for such series as may be established in the future in accordance with the terms of the indenture and (ii) provide that the events described in the third bullet under "—Events of Default" (as it relates to any covenants referred to in the preceding part of this sentence) and any other event of default expressed to be subject to covenant defeasance under the indenture shall no longer constitute events of default under the indenture with respect to such series of debt securities, once we:

  •
  irrevocably deposit in trust with the trustee, as trust funds solely for the benefit of holders of debt securities of such series, money in an amount sufficient, U.S. government obligations (including both direct obligations of the United States backed by the full faith and credit of the United States or any obligation of a person controlled or supervised by and acting as an agency or instrumentality of the United States if the payment of the obligation is unconditionally guaranteed as a full faith and credit obligation by the United States) the scheduled payments of principal and interest on which shall be sufficient, or a combination thereof sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification delivered to the trustee, without consideration of any reinvestment of interest, to pay principal of, premium, if any, and interest, if any, on the debt securities of such series to their maturity or redemption, as the case may be; and

  •
  comply with certain other conditions, including delivery to the trustee of an opinion of counsel to the effect that beneficial owners of the debt securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of our exercise of such right and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case in the absence of our exercise of such right.

        In the event of covenant defeasance, our and Shire's obligations under the indenture, the debt securities and the guarantee, other than with respect to the covenants specifically referred to above, will remain in effect.

        In addition, we have the right at any time to terminate all of our and Shire's obligations under the indenture with respect to any series of debt securities, other than (i) your right to receive, solely from the trust fund described below, payments of principal of, premium, if any, and interest on, such series of debt securities when due and (ii) certain obligations relating to the defeasance trust and obligations to register the transfer or exchange of the debt securities, to replace mutilated, lost or stolen debt securities, to maintain a registrar and paying agent in respect of the debt securities, and to pay compensation to, and expenses of, the trustee, and with respect to the resignation or removal of the trustee, once we:

  •
  irrevocably deposit in trust with the trustee, as trust funds solely for the benefit of holders of debt securities of such series, money in an amount sufficient, U.S. government obligations (including both direct obligations of the United States backed by the full faith and credit of the United States or any obligation of a person controlled or supervised by and acting as an agency or instrumentality of the United States if the payment of the obligation is unconditionally guaranteed as a full faith and credit obligation by the United States) the scheduled payments of principal and interest on which shall be sufficient, or a combination thereof sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification delivered to the trustee, without consideration of any reinvestment of interest, to pay principal of, premium, if any, and interest, if any, on the debt securities of such series to their maturity or redemption, as the case may be; and

  •
  comply with certain other conditions, including delivery to the trustee of either (i) a ruling received from the Internal Revenue Service to the effect that beneficial owners of the debt securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of our exercise of such right and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case in the absence of our exercise of such right or (ii) an opinion of counsel, based upon a change in law after the date of the indenture, to the same effect as the ruling described in clause (i).

        If SAIIDAC exercises its defeasance option with respect to any series of debt securities, the guarantee by Shire with respect to such series of debt securities will terminate.

Satisfaction and Discharge

        The indenture will generally cease to be of any further effect with respect to any series of debt securities, if:

  •
  either (i) we have delivered to the trustee for cancellation all outstanding debt securities of such series (with certain limited exceptions), or (ii) all such debt securities of such series not previously delivered to the trustee for cancellation have become due and payable, or are by their terms to become due and payable within one year, or are to be called for redemption within one year under arrangements satisfactory to the trustee, and we have deposited with the trustee in trust, funds sufficient to pay at maturity or upon redemption all of the outstanding debt securities of such series; and

  •
  in either case, we also pay or cause to be paid all other sums then payable under the indenture by us with respect to such series of debt securities.

        If SAIIDAC exercises its satisfaction and discharge option with respect to any series of debt securities, the guarantee by Shire with respect to such series of debt securities will terminate.

        Any monies and U.S. government obligations deposited with the trustee for payment of principal of, premium, if any, or interest, if any, on the debt securities of any series and not applied but remaining unclaimed by the holders of the debt securities of such series for one year after the date upon which the principal of, and interest and premium, if any, on, the debt securities of such series, as the case may be, shall have become due and payable, shall be repaid to us by the trustee on written demand. Thereafter, the holder of the debt securities of such series may look only to us for payment thereof.

Miscellaneous Provisions

        The indenture provides that certain series of debt securities, including those for which payment has been deposited or set aside in trust as described under "—Satisfaction and Discharge" above, will not be deemed to be "outstanding" in determining whether the holders of the requisite principal amount of the outstanding debt securities have given or taken any demand, direction, consent or other action under the indenture as of any date, or are present at a meeting of holders for quorum purposes.

        We will be entitled to set any day as a record date for the purpose of determining the identity of holders of debt securities of any series issued under the indenture entitled to vote or consent (or to revoke any vote or consent) to any action under the indenture, in the manner and subject to the limitations provided in the indenture.

Resignation and Removal of the Trustee

        The trustee may resign at any time by giving written notice thereof to us.

        Under certain circumstances, we may remove the trustee and appoint a successor trustee. The trustee may also be removed with respect to a series by act of the holders of a majority in principal amount of the then outstanding debt securities of that series.

        No resignation or removal of the trustee and no appointment of a successor trustee will become effective until the acceptance of appointment by a successor trustee in accordance with the requirements of the indenture.

No Personal Liability of Directors, Officers, Employees and Stockholders

        No director, officer, employee, incorporator, equityholder or agent of the Company or any subsidiary will have any liability for any obligations under the debt securities of any series, the related guarantee or the indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each holder of the debt securities, by accepting such debt securities, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the debt securities. Such waiver and release may not be effective to waive liabilities under the U.S. federal securities laws or under certain Irish or Jersey securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing Law

        The indenture, the debt securities and the related guarantee, and any claim, controversy or dispute arising under or related to the indenture, the debt securities or the related guarantee, will be governed by and construed in accordance with the laws of the State of New York.

Original Issue Discount Securities

        Debt securities may be sold at a substantial discount below their stated principal amount and may bear no interest or interest at a rate which at the time of issuance is below market rates. Important federal income tax consequences and special considerations applicable to any such debt securities will be described in the applicable prospectus supplement.

Indexed Securities

        If the amount of payments of principal of, and premium, if any, or any interest on, debt securities of any series is determined with reference to any type of index or formula or changes in prices of particular securities or commodities, the federal income tax consequences, specific terms and other information with respect to such debt securities and such index or formula and securities or commodities will be described in the applicable prospectus supplement.

Foreign Currencies

        If the principal of, and premium, if any, or any interest on, debt securities of any series are payable in a foreign or composite currency, the restrictions, elections, federal income tax consequences, specific terms and other information with respect to such debt securities and such currency will be described in the applicable prospectus supplement.

FORMS OF SECURITIES

        Each debt security will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities represented by these global securities. Each investor's beneficial ownership of the securities is reflected on the books of the depositary or such investor's broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

        Registered Global Securities.    We may issue the registered debt securities in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

        If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

        Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

        So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

        Principal, premium, if any, and interest payments on debt securities, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of the Company, the trustees or any other agent of the Company or agent of the trustees will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

        We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants' accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of those participants.

        If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, or we determine at any time that the securities will no longer be represented by global security certificates (in which case we will inform the depositary of such determination and who will, in turn, notify participants of their right to withdraw their beneficial interest from the global security certificates representing such series of debt securities), or any event shall have occurred and be continuing which, after notice or lapse of time, or both, would constitute an event of default with respect to the securities, and such exchange is so requested by or on behalf of the depositary in accordance with customary procedures following the request of a beneficial owner seeking to exercise or enforce its rights under the notes, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee or other relevant agent of ours or theirs. It is expected that the depositary's instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION

        We may sell any of the debt securities and the guarantee being offered by this prospectus separately or together:

  •
  through agents;

  •
  to or through underwriters who may act directly or through a syndicate represented by one or more managing underwriters;

  •
  through dealers;

  •
  through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

  •
  directly to purchasers, through a specific bidding, auction or other process; or

  •
  through a combination of any of these methods of sale.

        The distribution of debt securities and the guarantee may be effected from time to time in one or more transactions at a fixed price or prices that may be changed, at market prices prevailing at the time of sale or prices related to prevailing market prices or at negotiated prices.

        Agents designated by us from time to time may solicit offers to purchase the debt securities. We will name any agent involved in the offer or sale of the securities and set forth any commissions payable by us to an agent in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent may be deemed to be an "underwriter" of the debt securities as that term is defined in the Securities Act of 1933 (the "Securities Act").

        If we utilize an underwriter or underwriters in the sale of debt securities, we will execute an underwriting agreement with the underwriter or underwriters at the time we reach an agreement for sale. We will set forth in the prospectus supplement the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including compensation of the underwriters and dealers. This compensation may be in the form of discounts, concessions or commissions. Underwriters and others participating in any offering of securities may engage in transactions that stabilize, maintain or otherwise affect the price of securities. We will describe any of these activities in the prospectus supplement.

        If a dealer is utilized in the sale of the securities, we or an underwriter will sell debt securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The prospectus supplement will set forth the name of the dealer and the terms of the transactions.

        We may directly solicit offers to purchase the debt securities, and we may sell directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The prospectus supplement will describe the terms of any direct sales, including the terms of any bidding or auction process, if utilized.

        Agreements we enter into with agents, underwriters and dealers may entitle them to indemnification by us against specified liabilities, including liabilities under the Securities Act, or to contribution by us to payments they may be required to make in respect of these liabilities. The prospectus supplement will describe the terms and conditions of indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates, may be our customers, or engage in transactions with or perform services for us and our subsidiaries in the ordinary course of business.

        Certain of the agents, underwriters and dealers that we sell the debt securities offered under this prospectus to or through, and certain of their affiliates, engage in transactions with and perform services for us in the ordinary course of business. We may enter into hedging transactions in connection with any particular issue of the debt securities offered under this prospectus, including forwards, futures, options, interest rate or exchange rate swaps and repurchase or reverse repurchase transactions with, or arranged by, the applicable agent, underwriter or dealer, an affiliate of that agent, underwriter or dealer or an unrelated entity. We, the applicable agent, underwriter or dealer or other parties may receive compensation, trading gain or other benefits in connection with these transactions. We are not required to engage in any of these transactions. If we commence these transactions, we may discontinue them at any time. Counterparties to these hedging activities also may engage in market transactions involving the debt securities offered under this prospectus.

        No debt securities may be sold under this prospectus without delivery (in paper format, in electronic format, in electronic format on the Internet, or by other means) of the applicable prospectus supplement describing the method and terms of the offering.

VALIDITY OF SECURITIES

        In connection with particular offerings of the debt securities and the related guarantee in the future, and if stated in the applicable prospectus supplement, the validity of those debt securities and the related guarantee and certain U.S. federal income tax matters may be passed upon for us by Davis Polk & Wardwell LLP, New York, New York. The validity of the debt securities with respect to Irish law will be passed upon for us by Arthur Cox, our Irish counsel, and the validity of the Shire plc guarantee with respect to Jersey law will be passed upon for us by Mourant Ozannes, our Jersey counsel. The underwriters or agents may be represented by counsel named in the applicable prospectus supplement.

EXPERTS

        The consolidated financial statements, and the related financial statement schedule, of Shire plc and subsidiaries incorporated in this prospectus by reference from Shire plc's Current Report on Form 8-K filed on September 2, 2016, and the effectiveness of Shire plc and subsidiaries' internal control over financial reporting as of December 31, 2015 have been audited by Deloitte LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

        The financial statements of the Shire Income Access Share Trust incorporated in this prospectus by reference from Shire plc's Current Report on Form 8-K filed with the SEC on September 2, 2016 have been audited by Deloitte LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

        The audited historical financial statements of Baxalta Incorporated included in Exhibit 99.2 of Shire plc's Current Report on Form 8-K dated June 3, 2016 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        The audited historical financial statements of Dyax Corp. included in Exhibit 99.3 of Shire plc's Current Report on Form 8-K dated January 22, 2016, as amended on March 17, 2016 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

 PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

        The following table sets forth the costs and expenses payable by the Registrant in connection with the sale of the securities being registered hereby, other than discounts and commissions.

Amount to Be Paid
Registration fee	$	*
Printing expenses	$	**
Legal fees and expenses	$	**
Accounting fees and expenses	$	**
Blue Sky fees and expenses	$	**
Trustee, Transfer Agent and Registrar fees and expenses	$	**
Rating Agency fees and expenses	$	**
Miscellaneous	$	**

TOTAL	$

*
Registration fee is being deferred pursuant to Rules 456(b) and 457(r) under the Securities Act of 1933, as amended.

**
Estimated expenses are not presently known.

Item 15.    Indemnification of Directors and Officers

  Shire Acquisitions Investments Ireland DAC

        Except as hereinafter set forth, there is no charter provision, by-law, contract, arrangement or statute under which any director or officer of SAIIDAC is insured or indemnified in any manner against any liability which he or she may incur in his or her capacity as such.

        SAIIDAC is a company incorporated under the laws of Ireland. The articles of association of SAIIDAC provide for the indemnification of its directors, its company secretary and its other officers (excluding its statutory auditors). Specifically, under the indemnification provisions, SAIIDAC will indemnify its officers, directors and company secretary to the fullest extent permitted by law against liabilities that are incurred by the officers, directors and company secretary while executing the duties of their respective offices. Under the articles of association of SAIIDAC, SAIIDAC's officers, directors and company secretary, however, will not be entitled to the indemnification by SAIIDAC if they incurred the liabilities through their own fraud, dishonesty or conscious, intentional or willful breach of the obligation to act honestly, lawfully and in good faith. In addition, the Irish Companies Act 2014 prescribes that this indemnity only permits a company to pay the costs or discharge the liability of a director or the company secretary where judgment is given in any civil or criminal action in respect of such costs or liability, or where an Irish court grants relief because the director or company secretary acted honestly and reasonably and ought fairly to be excused. This restriction does not apply to executives who are not directors or the secretary of SAIIDAC. Any provision which seeks to indemnify a director or secretary of an Irish company over and above this shall be void under Irish law, whether contained in its articles of association or any contract between the director or company secretary and such company.

        Shire plc maintains an insurance policy for its directors and officers and for the directors and officers of its affiliated companies, including SAIIDAC, in respect of liabilities arising out of any act, error or omission whilst acting in their capacities as directors or officers of Shire plc or its affiliated companies, including SAIIDAC.

  Shire plc

        Except as hereinafter set forth, there is no charter provision, by-law, contract, arrangement or statute under which any director or officer of Shire plc is insured or indemnified in any manner against any liability which he or she may incur in his or her capacity as such.

        Pursuant to Article 153 of Shire plc's Articles of Association, Shire plc may indemnify any director of Shire plc out of the assets of Shire plc for any liability for which Shire plc may lawfully indemnify that director.

        Shire plc's Articles of Association provide in relevant part: "Article 153 Indemnity of Directors—Subject to the provisions of the Companies Laws, the Company may indemnify any director of the Company or of any subsidiary against any liability and may purchase and maintain for any director of the Company or of any subsidiary insurance against any liability. No director of the Company or of any subsidiary shall be accountable to the Company or to the members for any benefit provided pursuant to this article and the receipt of any such benefit shall not disqualify any person from being or becoming a director of the Company."

        The relevant provision of the Companies (Jersey) Law 1991 is Article 77, which provides:

  1)
  "Subject to paragraphs (2) and (3), any provision, whether contained in the articles of, or in a contract with, a company or otherwise, whereby the company or any of its subsidiaries or any other person, for some benefit conferred or detriment suffered directly or indirectly by the company, agrees to exempt any person from, or indemnify any person against, any liability which by law would otherwise attach to the person by reason of the fact that the person is or was an officer of the company shall be void.

  2)
  Paragraph (1) does not apply to a provision for exempting a person from or indemnifying the person against—

  a.
  any liabilities incurred in defending any proceedings (whether civil or criminal)—

  i.
  in which judgment is given in the person's favour or the person is acquitted,

  ii.
  which are discontinued otherwise than for some benefit conferred by the person or on the person's behalf or some detriment suffered by the person, or

  iii.
  which are settled on terms which include such benefit or detriment and, in the opinion of a majority of the directors of the company (excluding any director who conferred such benefit or on whose behalf such benefit was conferred or who suffered such detriment), the person was substantially successful on the merits in the person's resistance to the proceedings;

  b.
  any liability incurred otherwise than to the company if the person acted in good faith with a view to the best interests of the company;

  c.
  any liability incurred in connection with an application made under Article 212 in which relief is granted to the person by the court; or

  d.
  any liability against which the company normally maintains insurance for persons other than directors.

  3)
  Nothing in this Article shall deprive a person of any exemption or indemnity to which the person was lawfully entitled in respect of anything done or omitted by the person before the coming into force of this Article.

  4)
  This Article does not prevent a company from purchasing and maintaining for any such officer insurance against any such liability."

        Shire plc maintains an insurance policy for its directors and officers and for the directors and officers of its affiliated companies, including SAIIDAC, in respect of liabilities arising out of any act, error or omission whilst acting in their capacities as directors or officers of Shire plc or its affiliated companies, including SAIIDAC.

        Shire plc has entered into separate indemnity agreements with each of its current directors to indemnify the director as specified in the applicable indemnity agreement, which may provide for indemnification up to the full extent permitted by the Companies (Jersey) Law 1991, and will enter into a separate indemnity agreement with any new director.

Item 16.    Exhibits and Financial Statement Schedules

        The following exhibits are filed as part of this registration statement:

Exhibit No.	Document
1.1	Underwriting Agreement*
4.1	Form of Indenture to be entered into among Shire Acquisitions Investments Ireland DAC, as Issuer, Shire plc, as Guarantor, and Deutsche Bank Trust Company Americas, as Trustee
4.2	Form of Note*
5.1	Opinion of Davis Polk & Wardwell LLP, U.S. counsel to Shire plc
5.2	Opinion of Mourant Ozannes, Jersey counsel to Shire plc
5.3	Opinion of Arthur Cox, Irish counsel to Shire Acquisitions Investments Ireland DAC
12.1	Statement regarding computation of Ratio of Earnings to Fixed Charges
23.1	Consent of Deloitte LLP, independent registered public accounting firm to Shire plc
23.2	Consent of Deloitte LLP, independent registered public accounting firm to Shire Income Access Share Trust
23.3	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm to Baxalta Incorporated
23.4	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm to Dyax Corp.
23.5	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)
23.6	Consent of Mourant Ozannes (included in Exhibit 5.2)
23.7	Consent of Arthur Cox (included in Exhibit 5.3)
24.1	Powers of Attorney (included as part of the signature pages hereof)
25.1	Statement of Eligibility on Form T-1 of Deutsche Bank Trust Company Americas with respect to Exhibit 4.1 above

*
To be filed by an amendment or an exhibit to a document to be incorporated or deemed to be incorporated by reference to this registration statement, including a Current Report on Form 8-K.

Item 17.    Undertakings

  (a)
  Each of the undersigned registrants hereby undertakes:

            (1)   To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:

                (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

              (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

            (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

              (A)  Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

              (B)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

            (5)   That, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

              Each of the undersigned registrants undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

                  (i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

                 (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

                (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

                (iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

  (b)
  Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c)
  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each of the registrants pursuant to the foregoing provisions, or otherwise, each registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  (d)
  Each of the undersigned registrants hereby undertakes that:

            (1)   For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective; and

            (2)   For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Shire Acquisitions Investments Ireland DAC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Dublin, Ireland, on September 2, 2016.

SHIRE ACQUISITIONS INVESTMENTS IRELAND DESIGNATED ACTIVITY COMPANY
By:	/s/ MICHAEL GARRY
	Name:	Michael Garry
	Title:	Director

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Flemming Ornskov, Jeffrey Poulton and William Mordan, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or his or her or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MICHAEL GARRY Michael Garry	Director and Co-Principal Executive Officer, Co-Principal Financial Officer and Co-Principal Accounting Officer	September 2, 2016
/s/ VINCENT DUNNE Vincent Dunne	Director and Co-Principal Executive Officer, Co-Principal Financial Officer and Co-Principal Accounting Officer	September 2, 2016
/s/ SEAN BRENNAN Sean Brennan	Director and Co-Principal Executive Officer, Co-Principal Financial Officer and Co-Principal Accounting Officer	September 2, 2016
/s/ FIONA FOLEY Fiona Foley	Director and Co-Principal Executive Officer, Co-Principal Financial Officer and Co-Principal Accounting Officer	September 2, 2016
/s/ WILLIAM R. MORDAN William R. Mordan	Authorized Representative in the United States	September 2, 2016

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Shire plc certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Dublin, Ireland, on September 2, 2016.

SHIRE PLC
By:	/s/ DR. FLEMMING ORNSKOV
	Name:	Dr. Flemming Ornskov
	Title:	Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Flemming Ornskov, Jeffrey Poulton and William Mordan, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or his or her or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DR. FLEMMING ORNSKOV Dr. Flemming Ornskov	Director and Chief Executive Officer (Principal Executive Officer)	September 2, 2016
/s/ JEFFREY POULTON Jeffrey Poulton	Director and Chief Financial Officer (Principal Financial and Accounting Officer)	September 2, 2016
/s/ SUSAN KILSBY Susan Kilsby	Chairman	September 2, 2016
/s/ DOMINIC BLAKEMORE Dominic Blakemore	Director	September 2, 2016

Signature	Title	Date

Olivier Bohuon	Director	September , 2016
/s/ WILLIAM BURNS William Burns	Director	September 2, 2016
/s/ DR. STEVEN GILLIS Dr. Steven Gillis	Director	September 2, 2016
/s/ DR. DAVID GINSBURG Dr. David Ginsburg	Director	September 2, 2016
/s/ SARA MATHEW Sara Mathew	Director	September 2, 2016
/s/ ANNE MINTO Anne Minto	Director	September 2, 2016
/s/ GAIL FOSLER Gail Fosler	Director	September 2, 2016
/s/ ALBERT STROUCKEN Albert Stroucken	Director	September 2, 2016
/s/ JEFFREY POULTON Jeffrey Poulton	Authorized Representative in the United States	September 2, 2016

EXHIBIT INDEX

Exhibit No.	Document
1.1	Underwriting Agreement*
4.1	Form of Indenture to be entered into among Shire Acquisitions Investments Ireland DAC, as Issuer, Shire plc, as Guarantor, and Deutsche Bank Trust Company Americas, as Trustee
4.2	Form of Note*
5.1	Opinion of Davis Polk & Wardwell LLP, U.S. counsel to Shire plc
5.2	Opinion of Mourant Ozannes, Jersey counsel to Shire plc
5.3	Opinion of Arthur Cox, Irish counsel to Shire Acquisitions Investments Ireland DAC
12.1	Statement regarding computation of Ratio of Earnings to Fixed Charges
23.1	Consent of Deloitte LLP, independent registered public accounting firm to Shire plc
23.2	Consent of Deloitte LLP, independent registered public accounting firm to Shire Income Access Share Trust
23.3	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm to Baxalta Incorporated
23.4	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm to Dyax Corp.
23.5	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)
23.6	Consent of Mourant Ozannes (included in Exhibit 5.2)
23.7	Consent of Arthur Cox (included in Exhibit 5.3)
24.1	Powers of Attorney (included as part of the signature pages hereof)
25.1	Statement of Eligibility on Form T-1 of Deutsche Bank Trust Company Americas with respect to Exhibit 4.1 above

*
To be filed by an amendment or an exhibit to a document to be incorporated or deemed to be incorporated by reference to this registration statement, including a Current Report on Form 8-K.